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                                  EXHIBIT 11



V-TWIN ACQUISITIONS, INC.
COMPUTATION OF EARNINGS PER COMMON SHARE
FOR THE NINE AND THREE MONTHS ENDED MARCH 31, 2001 AND 2000

  -----------------------------------------------------------------------------------------------------

                   NINE MONTHS ENDED MARCH 31,                                2001             2000
  -----------------------------------------------------------------------------------------------------
  SHARES OUTSTANDING..........................................              4,282,000       4,062,833
  WEIGHTED AVERAGE SHARES OUTSTANDING.........................              4,205,333       3,735,000
  NET INCOME (LOSS)...........................................           $ (1,472,872)     $ (247,878)
  TOTAL NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS'             $ (1,472,872)     $ (247,878)
                                                                         =============     ===========

  BASIC AND DILUTED LOSS PER SHARE:
  LOSS PER SHARE                                                         $      (0.55)     $    (0.07)
                                                                         -------------     -----------


  -----------------------------------------------------------------------------------------------------
                    THREE MONTHS ENDED MARCH 31,                              2001            2000
  -----------------------------------------------------------------------------------------------------
  SHARES OUTSTANDING..........................................              4,282,000       4,062,833
  WEIGHTED AVERAGE SHARES OUTSTANDING.........................              4,282,833       3,856,000
  NET INCOME (LOSS)...........................................           $   (940,912)     $ (155,986)
  TOTAL NET INCOME (LOSS) AVAILABLE FOR COMMON STOCKHOLDERS'             $   (940,912)     $ (155,986)
                                                                         =============     ===========

  BASIC AND DILUTED LOSS PER SHARE:
  LOSS PER SHARE                                                         $      (0.20)     $    (0.05)
                                                                         -------------     -----------